Exhibit 10.34

*Portions of this exhibit have been omitted for confidential treatment pursuant to Item 601(b)(10)(iv) of Regulation S-K.
Confidential
October 31, 2019
By Email
NTP Radioisotopes (SOC) Ltd.
Building 1700
Pelindaba, R104 Elias Motswaledi Extension
Brits District, North West Province of South Africa
Attention: Piet Louw
Re:    Volume and Pricing Amendment
Dear Mrs. Tina Eboka:
As we have discussed, Lantheus Medical Imaging, Inc. (“Lantheus”) and NTP Radioisotopes (SOC) Ltd. (“NTP”) are amending the Sales Agreement by and between LMI and NTP, effective as of April 1, 2009 and as amended as of January 1, 2010, April 1, 2011, October 1, 2012 and December 29, 2017 (as amended to date, the “Agreement”) as set forth in this letter agreement (the “Amendment”), effective as of October 1, 2019. Capitalized terms used, but not defined in this Amendment, have the meanings ascribed in the Agreement.

1.	Volume Requirements.

(a)
Each reference to “**** percent (****%)” in the column entitled “Percentage of Lantheus’ Total Worldwide Requirements of Product” in the table in Section 2.1(b) of the Agreement is hereby replaced with a reference to “**** percent (****%).”

(b)	The following provision is added immediately following that table:
Notwithstanding anything to the contrary in this Agreement, LMI will have the right (exercisable upon **** advance written notice to NTP) to adjust the “Percentage of Lantheus’ Total Worldwide Requirements of Product” set forth in the table above to a higher percentage (i.e. above ****%) or lower percentage (but not below **** percent (****%)) for periods of time no shorter than **** consecutive days.

(c)
Section 1 of this Amendment serves as an amendment to Section 2.1(b) of the Agreement and supersedes any other agreements between NTP and LMI relating to LMI’s obligations to purchase any particular percentage of its worldwide Product requirements.

2.	Pricing.

(a)
Notwithstanding anything to the contrary in the Agreement (but subject to clauses (b), (c) and (d) of this Amendment), throughout the term of the Agreement, the Invoice Price per Curie will be as follows:

Supplier	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
NTP*	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****
ANSTO**	$****	$****	$****	$****	$****	$****	$****	$****	$****	$****

*
The pricing in this table reflects, for NTP-supplied Product: (i) a **** percent (****%) reduction from the current price effective **** and remaining at that price through ****; (ii) a restoration of the price to the **** level from **** through the remainder of the ****; and (iii) an approximately **** percent (****%) increase effective ****. Notwithstanding the foregoing, in the event that NTP and the Subcontractor supply to LMI more than **** percent (****%) of LMI’s total worldwide requirements for Product during any of ****, then the pricing of NTP-supplied Product above **** percent (****%) of LMI’s total worldwide requirements for Product for that **** will be $****.

**
The pricing in this table reflects, for Subcontractor-supplied Product: (i) a **** percent (****%) reduction in price effective from and after ****, (ii) a **** percent (****%) increase, which, however, is contingent upon (and only effective following) ****; (iii) an additional **** percent (****%) increase, which, however, is contingent upon (and only effective following) ****; and (iv) a restoration of the price to the **** level from **** through the remainder of the ****; (v) an approximately **** percent (****%) price increase in **** and another **** percent (****%) price increase in ****, each of which, however, is contingent upon (and only effective following) ****. Notwithstanding the foregoing, in the event that NTP and the Subcontractor supply to LMI more than **** percent (****%) of LMI’s total worldwide requirements for Product during any of ****, then the pricing of Subcontractor-supplied Product above **** percent (****%) of LMI’s total worldwide requirements for Product for that quarter will be $****.

(b)
Notwithstanding anything to the contrary in this Agreement, the then-applicable Invoice Price for NTP-supplied Product will revert back to **** for NTP-supplied Product (but only if lower than the then-applicable Invoice Price) on a prospective basis, except for **** where the price will reduce to $**** for orders placed on and after the date on which NTP ****.

(c)
Notwithstanding anything to the contrary in this Agreement, the then-applicable Invoice Price for Subcontractor-supplied Product will revert back to **** for Subcontractor -supplied Product (but only if lower than the then-applicable Invoice Price) on a prospective basis, for orders placed on and after the date on which Subcontractor ****

(d)	Section 5.1(b) of the Agreement is hereby deleted in its entirety.

(e)	Section 2 of this Amendment serves as amendment to Section 5.1(a) of the Agreement and supersedes any other agreements between NTP and LMI relating to Product pricing.

3.	Term. Notwithstanding anything to the contrary in the Agreement, the term of the Agreement is extended to and through December 31, 2021.

4.
Good Faith Negotiations. Each of the Parties agrees to continue considering and negotiating, in good faith, potential amendments to the remaining provisions of the Agreement (including a ****), with the mutual goal of finalizing and entering into a definitive agreement within **** days after the date of this Amendment.

5.	Miscellaneous. Except as expressly amended by this Amendment, the Agreement remains in full force and effect as so amended.
Please confirm NTP’s agreement to this Amendment by countersigning this letter and returning it at your earliest convenience.

[The remainder of this page is left blank intentionally.]

The Parties, intending to be legally bound, have duly executed this Amendment as of October 1, 2019.
Lantheus:
Lantheus Medical Imaging, Inc.

By:    /s/ Mary Anne Heino
Name:    Mary Anne Heino
Title:    President/CEO

NTP:
NTP Radioisotopes (SOC) Ltd.

By:    /s/ Tina Eboka
Name:    Tina Eboka
Title:    Group Managing Director